Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                          (in thousands of dollars)




                                    SIMON DEBARTOLO
                                       GROUP, L.P.                    SIMON PROPERTY GROUP, L.P.
                                    ________________________   ____________________________________________________________________
                                                       Pro
                                                    Forma for                                For the    For the
                                    Pro Forma for    the Year  For the Six    For the Six      Year       Year
                                    the Six Month     Ended    Month Period   Month Period     Ended      Ended    For the period
                                    Period Ended    December      Ended          Ended       December   December   December 20 to
                                    June 30, 1996   31, 1995   June 30, 1996  June 30, 1995  31, 1995   31, 1994  December 31, 1993
Earnings:
 Income (loss) of the Operating
  Partnership
  before extraordinary items......     $80,478      $173,285      $47,800        $45,735     $10,1505    $60,308       $ 8,707
  Add:
   Minority interest in income of
    majority owned subsidiaries....      1,384         4,005        1,175          1,335        2,681      3,759            58

   Distributed operating income
    from unconsilidated
    joint ventures................       8,992        25,593        2,662          3,089        6,214      5,795            -

 Fixed charges....................     138,869       257,466       83,500         78,216      154,159    154,580         3,690

 Less:

  Income from unconsolidated
    joint ventures................     (10,372)      (14,005)      (3,132)        (2,409)      (5,140)    (1,034)          (43)

  Interest capitalized.............     (4,246)       (3,129)      (3,176)        (1,343)      (1,515)    (1,586)           -
                                      ________       ________     _______       ________     ________    _______       ________
Earnings...........................   $215,105      $443,215     $128,829       $124,623     $257,904   $221,822        $12,412
                                     =========      ========     ========        =======     ========   ========        =======

Fixed Charges:

 Portion of rents representative
  of the interest factor...........      1,661         3,224        1,190          1,216        2,420      2,087             37

 Interest on indebtedness (including
  amortization of debt expense)......  132,962       251,113       79,134         75,657      150,224    150,907          3,653
 Interest capitalized................    4,246         3,129        3,176          1,343        1,515      1,586            -
                                      ________      ________      _______       ________     ________    _______        _______
Fixed Charges......................... 138,869       257,466       83,500         78,216      154,159    154,580          3,690

 Preferred Stock Dividends               4,062         1,490        4,062            -          1,490        -               -
                                      ________      ________      _______       ________     ________    _______        _______
 Fixed Charges and Preferred Stock
  Dividends.......................... $142,931      $258,956      $87,562        $78,216     $155,649   $154,580         $3,690
                                     =========      ========     ========        =======     ========   ========        =======
 Ratio of Earnings to Fixed
  Charges and Preferred Stock
   Dividends......................        1.50          1.71         1.47           1.59         1.66       1.43           3.36
                                     =========       =======      =======         =======      ======    =======         ======
Coverage Deficit



                                           SIMON PROPERTY GROUP
                                             (The Predecessor)
                                    ________________________________________


                                   For the period    For the Year  For the Year
                                    January 1 to        Ended           Ended
                                    December 19,     December 31,  December 31,
                                        1993            1992             1992
[S]                                [C]               [C]             [C]
Earnings:
 Income (loss)of the Operating
  Partnership
  before extraordinary items......       6,912         (11,692)       (15,865)
 Add:
  Minority interest in income of
    majority owned subsidiaries....      3,558             177           (684)

  Distributed operating income
    from unconsilidated
    joint ventures................       6,076           -               -

 Fixed charges....................     161,856         183,961        163,504

 Less:

  Income from unconsolidated
   joint ventures.................      (1,091)           -              -

  Interest capitalized.............        (86)         (1,306)        (2,170)
                                      ________        ________        _______
Earnings...........................   $179,407        $171,140        $44,785
                                     =========        ========       ========

Fixed Charges:

 Portion of rents representative
  of the interest factor...........      1,491          1,693           1,536

 Interest on indebtedness (including
  amortization of debt expense)......  160,279         180,962        159,798
 Interest capitalized................       86           1,306          2,170
                                      ________        ________        _______
Fixed Charges......................... 161,856         183,961        163,504

 Preferred Stock Dividends                -               -              -
                                      ________        ________        _______
Fixed Charges and Preferred Stock
 Dividends...........................  161,856         183,961        163,504
                                      ========        ========        =======
 Ratio of Earnings to Fixed
  Charges and Preferred Stock
   Dividends......................        1.11
                                     =========
Coverage Deficit                                     $(12,821)       $(18,719)
                                                     =========       =========